                                                                     EXHIBIT 5.1



                                    [LETTERHEAD]



June 4, 1996



Multiple Zones International, Inc.
15815 S.E. 37th Street
Bellevue, Washington  98006-1800

RE:      2,530,000 SHARES OF COMMON STOCK OF
         MULTIPLE ZONES INTERNATIONAL, INC.

Ladies and Gentlemen:

This opinion is furnished in connection with a Registration Statement on Form S-1 (Registration No. 333-4458), as amended (the "Registration Statement"), of Multiple Zones International, Inc., a Washington corporation (the "Company"), under which 2,200,000 shares of Common Stock of the Company (the "Common Stock"), together with up to an additional 330,000 shares of Common Stock to cover over-allotments, are being registered by the Company for sale under the Securities Act of 1933, as amended (all of such shares will be referred to as the "Shares").

As counsel for the Company, we are familiar with the Company's Restated Articles of Incorporation, as amended, the Company's Amended and Restated Bylaws, as amended, and the records of the corporate proceedings of the Company, and we have assisted in the preparation of the Registration Statement, including the Prospectus contained therein.

Based on the foregoing, we are of the opinion that, when (a) the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, (b) the Shares shall have been offered and sold in the manner referred to in the Registration Statement, (c) certificates for the Shares shall have been duly issued by the Company and registered by its registrar, and (d) the Company shall have received the consideration required for the Shares as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

We note that a member of our firm is an Assistant Secretary of the Company and beneficially owns 7,500 shares of Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the inclusion in the Prospectus contained therein of the reference to our firm under the heading "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,



Frank C. Woodruff
- ------------------------------------
Frank C. Woodruff
         of
GRAHAM & JAMES LLP/RIDDELL WILLIAMS P.S.

KCG:lkj